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                       FIRST LEASE MODIFICATION AGREEMENT


         AGREEMENT, made as of this 17th day of January, 1995, between MID-CITY ASSOCIATES, a partnership with an office at 60 East 42nd Street, New York, New York 10165 (hereinafter called 'Landlord'), and ANDOVER TOGS, INC. a New York corporation with an office at One Penn Plaza, New York, New York 10119 (hereinafter called 'Tenant').


                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are respectively the landlord and tenant under that certain lease, dated as of August 18, 1994, covering the entire rentable area of the 46th floor, certain storage space on the Intermediate Level, and Storage Rooms 10B, 10C, 10E and 10F, in the building known as One Penn Plaza, New York, New York (which lease, as same may have been modified and amended, is hereinafter called the 'Lease'); and

         WHEREAS, in accordance with Subdivision B(c)1 of Article 48, Storage Room 10B has been combined with Storage Room 10C to create as single storage Room 10B/C, and Storage Room 10E has been combined with Storage Room 10F to create a single Storage Room 10E/F; and

         WHEREAS, Landlord has requested that the Lease be modified so that: (i) Landlord, at its expense, may remove the entrance doors to the B and F sides of Storage Rooms 10B/C, and 10E/F and replace said doors with building standard demising walls; and (ii) Tenant's option to delete any of the tenth floor storage spaces under Subdivision B(d) of Article 48 shall be limited to either the combined Storage Room 10B/C and/or the combined Storage Room 10E/F (with Tenant no longer having the right to delete any one of the storage rooms originally demised under the Lease, i.e., 10B, 10C, 10E or 10F); and

         WHEREAS, Tenant has agreed to such modifications, subject to the terms and conditions hereinafter set forth.

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be deemed to be, and the same hereby is, modified as follows:

         1. (a) Tenant agrees that Landlord may, at its expense, remove the entrance doors to the B and F sides of the now combined Storage Rooms 10B/C and 10E/F and replace said doors with building standard demising walls.



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                  (b) In consideration of Tenant's  agreements herein,  Landlord
agrees   that,   at  its   expense,   it  will   install  a  building   standard
air-conditioning diffuser in the C side of Storage Room 10B/C.

                  (c) Tenant agrees that it will cooperate with Landlord by providing Landlord with such access to Storage Rooms 10B/C and 10E/F as is need for Landlord to effect the foregoing work. Landlord will seek to minimize any interference with Tenant's business. Tenant understands, however, that such work will be effected on Landlord's business days, during Landlord's business hours. Landlord will also effect such work in a good and workmanlike manner and in accordance with applicable law.

         2. In further consideration for Tenant's agreements herein, Landlord agrees that Tenant shall be entitled to a rent credit in the amount of $2,071.91, which rent credit shall be applied, until depleted, against the fixed annual rent (without electricity) next due under this Lease.

         3. Subdivision B(d) of Article 48 shall be deemed to be, and hereby is, deleted from the lease, and the following new Subdivision B(d) shall be substituted in its place and stead:

                  '(d) If and so long as Tenant is not in default beyond any grace period in its obligation to pay any rent or additional rent under this Lease, Tenant shall have the option to delete from the Tenth Floor Storage Space the combined Storage Room 10B/C and/or the combined Storage Room 10E/F (the 'Deletion Storage Space'), upon ninety (90) days' prior written notice to Landlord. (Any Storage Room remaining after the exercise of such deletion right by Tenant are hereinafter collectively called the 'Remaining Tenth Floor Storage Space'). Such deletion shall be deemed effective as of the last day of the calendar month in which last day of the aforedescribed ninety
                  (90) day notice period occurs (the 'Deletion Date'). Time shall be of the essence in connection with the exercise by Tenant of any election in accordance with the terms hereof. On or before the Deletion Date, Tenant shall vacate the Deletion Storage Space and surrender broom clean possession thereof to Landlord in accordance with the provisions of this Lease, as if the Deletion Date were the date set forth in this Lease for the expiration of the leasing of the Deletion Space. From and after the Deletion Date, for the Remaining Tenth Floor Storage
                  Space: the fixed annual rental rate (without electricity) shall be reduced by an amount equal to $15 per rentable square foot for each rentable square foot of Deletion Storage Space being deleted by Tenant hereunder; 'The Percentage' for purposes of calculating tax and operating expense escalation under Article 45 shall be reduced in accordance with the terms of said Article, based on the number of rentable square feet of the Remaining Tenth Floor Storage Space; Tenant shall accept and continue possession of the Remaining Tenth Floor Storage Space in its then 'as is' condition, and Tenant acknowledges that Landlord shall have no obligation to do any work in and to such space to make it suitable and ready for Tenant's


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                  continued occupancy and use; and all other  provisions of this
                  Lease shall be deemed to be, and hereby are, appropriately modified with respect to the Remaining Tenth Floor Storage Space; otherwise, the Remaining Tenth Floor Storage Space shall continue to be leased pursuant to all of the applicable terms, covenants and conditions of the Lease, as herein modified, including, without limitation, the 'base tax year', the 'base year' and the 'comparative years' for purposes of
                  Article 45 tax and operating expense escalation, and the ERIF under Section 27.04. Tenant, however, shall remain liable to Landlord for any rent, additional rent or other obligations payable or accruing with respect to the Deletion Storage Space prior to the Deletion Date and the surrender to Landlord of the Deletion Storage Space.'

         4. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

         5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS: (As to Landlord)                    MID-CITY ASSOCIATES
                                             By:  Helmsley-Spear, Inc., Agent

                                             By:
--------------------------                       -----------------------------
                                                  Name: Daniel E. North
                                                  Title:  Vice President

WITNESS: (As to Tenant)                     ANDOVER TOGS, INC.

                                            By:
-----------------------------                   -----------------------------
                                                 Name:
                                                 Title:

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